As filed with the Securities and Exchange Commission on December 10, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MARINA BIOTECH, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 1559

Bothell, Washington 98041

(425) 892-4322

(Address of Principal Executive Offices)

MARINA BIOTECH, INC. 2014 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

J. Michael French

President and Chief Executive Officer

Marina Biotech, Inc.

P.O. Box 1559

Bothell, Washington 98041

(Name and Address of Agent for Service)

(425) 892-4322

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence Remmel, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0881

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be		Proposed Maximum Offering	Proposed Maximum	Amount of
to be Registered	Registered		Price per Security(2)	Aggregate Offering Price(2)	Registration Fee(2)
Common Stock ($0.006 par value)	5,000,000	(1)	$0.67	$3,350,000	$389.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Marina Biotech, Inc. (the “Company”) common stock, par value $0.006 per share (the “Common Stock”), which become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low bid prices per share of common stock on the OTCQB Tier of the OTC Markets on December 9, 2014.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 5,000,000 shares of the common stock, par value $0.006 per share (“Common Stock”), of Marina Biotech, Inc. (“we”, “us”, “our” or the “Company”) that have been or may be issued and sold under the Marina Biotech, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, being the Selling Stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to awards made to the Selling Stockholders under the 2014 Plan, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2014 Plan that are covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

MARINA BIOTECH, Inc.

1,019,000 shares

of

Common Stock

This reoffer prospectus is a combined prospectus relating to shares of our common stock, par value $0.006 per share (the “Common Stock”), that have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and that have been or may be acquired by certain of our officers and directors (the “Selling Stockholders”) pursuant to awards made to them under our 2014 Long-Term Incentive Plan (the “2014 Plan”). An aggregate of 5,000,000 shares of Common Stock relating to the 2014 Plan are being registered with the SEC on the registration statement on Form S-8 of which this reoffer prospectus is filed as a part.

The Selling Stockholders are offering and selling up to 1,019,000 shares (the “Shares”) of Common Stock. We will not receive any proceeds from the sale of the Shares. However, we will receive the proceeds, if any, from the exercise of the options granted under the 2014 Plan.

The Selling Stockholders may offer their Shares through public or private transactions, in the over-the-counter markets or on any exchanges on which our Common Stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

Our Common Stock trades on the OTCQB Tier of the OTC Markets under the symbol “MRNA.” On December 4, 2014, the last sale price of the Common Stock as reported on the OTCQB Tier of the OTC Markets was $0.86 per share.

An investment in our securities involves risks. You should carefully read and consider the risk factors disclosed in any of our filings with the SEC that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as supplemented by the risk factors contained in our Quarterly Reports filed thereafter with the SEC, before making a decision to purchase our securities.

Our mailing address and telephone number are:

P.O. Box 1559

Bothell, Washington 98041

(425) 892-4322

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2014

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

Unless the context otherwise requires, all references in this prospectus to “Marina,” “Company,” “registrant,” “we,” “us” or “our” include Marina Biotech, Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.006 per share.

INFORMATION ABOUT THE COMPANY

This summary highlights certain information appearing elsewhere in this prospectus or the documents incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to acquiring our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include or incorporate by reference in this prospectus. If you acquire in our securities, you are assuming a high degree of risk.

Company Overview

We are a biotechnology company focused on the discovery, development and commercialization of nucleic acid-based therapies to treat orphan diseases. Since 2010, we have strategically acquired/in-licensed and further developed nucleic acid chemistry and delivery-related technologies to form an integrated drug discovery platform. We distinguish ourselves from others in the nucleic acid therapeutics area through this unique platform that enables the development of a variety of therapeutics targeting coding and non-coding RNA via multiple mechanisms of action such as RNA interference (“RNAi”), messenger RNA translational inhibition, exon skipping, microRNA (“miRNA”) replacement, miRNA inhibition, and steric blocking in order to modulate gene expression either up or down depending on the specific mechanism of action. Our goal is to dramatically improve the lives of the patients and families affected by orphan diseases through either our own efforts or those of our collaborators and licensees.

Our discovery platform allows us to pursue the most appropriate nucleic acid-based therapeutic approach which is necessary to effectively modulate targets for a specific disease indication, many of which are considered undruggable by traditional methodologies. Each approach, i.e. small interfering RNA (“siRNA”), miRNA or single-strand oligonucleotide, has its advantages and disadvantages, and we can utilize our broad capabilities to screen across multiple mechanisms of action to identify the most effective therapeutic. We believe this capability makes us unique amongst our peers. Currently, we employ our platform through our own efforts and those of our partners, to discover and develop multiple nucleic acid-based therapeutics including siRNA, miRNA mimics and single stranded oligonucleotide-based compounds. Our pipeline is orphan disease focused and includes a clinical program in Familial Adenomatous Polyposis (“FAP”) and preclinical programs in type 1 myotonic dystrophy (“DM1”) and Duchenne’s muscular dystrophy (“DMD”). Our partners – ProNAi Therapeutics, Inc. (“ProNAi”) and Mirna Therapeutics, Inc. (“Mirna”) –are focused on oncology and have clinical programs in recurrent or refractory non-Hodgkin’s lymphoma and unresectable primary liver cancer or solid cancers with liver involvement, respectively. We hope to continue to establish similar collaborative and strategic alliances with additional pharmaceutical and biotechnology companies.

Since December 2011, we have entered into the following agreements regarding our technology:

•	Mirna Therapeutics – In December 2011, we entered into an exclusive license agreement with Mirna Therapeutics, Inc. (“Mirna”), a privately-held biotechnology company pioneering miRNA replacement therapy for cancer, regarding the development and commercialization of miRNA-based therapeutics utilizing Mirna’s proprietary miRNAs and our novel SMARTICLES®-based liposomal delivery technology (“SMARTICLES”). In December 2013, we amended this agreement such that Mirna paid certain pre-payments to us and now has additional rights to its lead program, MRX34, currently in Phase 1 clinical development. In addition, Mirna optioned exclusivity on several additional miRNA targets.

•	ProNAi Therapeutics – In March 2012, we entered into an exclusive license agreement with ProNAi Therapeutics, Inc. (“ProNAi”), a privately-held biotechnology company pioneering DNA interference (“DNAi”) therapies for cancer, regarding the development and commercialization of DNAi-based therapeutics utilizing SMARTICLES.

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•	Monsanto Company – In May 2012, we entered into a worldwide exclusive license agreement with Monsanto Company (“Monsanto”), a global leader in agriculture and crop sciences, covering the agricultural applications for our delivery and chemistry technologies.

•	Avecia Nitto Denko – In May 2012, we entered into a strategic alliance with Girindus Group, now Avecia Nitto Denko (“Avecia”), a leader in process development, analytical method development and current good manufacturing practices (“cGMP”) manufacture of oligonucleotide therapeutics, regarding the development, supply and commercialization of certain oligonucleotide constructs using our conformationally restricted nucleotide (“CRN”) technology.

•	Novartis – In August 2012, we entered into a worldwide, non-exclusive license agreement with Novartis Institutes for Biomedical Research, Inc. (“Novartis”), a global leader in the development of human therapeutics, regarding the development of oligonucleotide therapeutics utilizing our CRN technology.

•	Protiva Biotherapeutics –In November 2012, we entered into a worldwide, non-exclusive license agreement with Protiva Biotherapeutics Inc. (“Tekmira”), a wholly-owned subsidiary of Tekmira Pharmaceuticals Corporation, a leading oligonucleotide-based drug discovery and development company, regarding the development of oligonucleotide therapeutics using our Unlocked Nucleobase Analog (“UNA”) technology.

•	Arcturus Therapeutics – In August 2013, we entered into a Patent Assignment and License Agreement with Arcturus Therapeutics, Inc. (“Arcturus”) in which we sold the UNA technology to Arcturus while retaining a worldwide, royalty free non-exclusive license to the UNA technology.

•	Rosetta Genomics – In April 2014, we entered into a strategic alliance with Rosetta Genomics, Ltd. (“Rosetta”) to identify and develop miRNA-based products designed to diagnose and treat various neuromuscular diseases and dystrophies. Under the terms of the alliance, Rosetta will apply its industry leading miRNA discovery expertise for the identification of miRNAs involved in the various dystrophy diseases. If the miRNA is determined to be correlative to the disease, Rosetta may further develop the miRNA into a diagnostic for patient identification and stratification. If the miRNA is determined to be involved in the disease pathology and represents a potential therapeutic target, we may develop the resulting miRNA-based therapeutic for clinical development. The alliance is exclusive as it relates to neuromuscular diseases and dystrophies, with both companies free to develop and collaborate outside this field both during and after the terms of the alliance.

Our business strategy is two-fold:

First, we plan to discover and develop our own pipeline of nucleic acid-based compounds in order to commercialize drug therapies to treat orphan diseases. Orphan diseases are broadly defined as those rare disorders that typically affect no more than one person out of every 1,500 people. The United States Orphan Drug Act of 1983 was created to promote the development of new drug therapies for the treatment of diseases that affect fewer than 200,000 individuals in the United States. Specifically, an orphan disease is a disease for which a regulatory agency, i.e. the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMA”), can grant Orphan Drug Designation (“ODD”) to a compound being developed to treat that particular disease. In other words, if the FDA will grant ODD for a compound being developed to treat a disease, then that disease is an orphan disease. The purpose of such designations is to incentivize pharmaceutical and biotechnology companies to develop drugs to treat smaller patient populations. In the U.S., ODD entitles a company to seven years of marketing exclusivity for its drug upon regulatory approval. In addition, ODD permits a company to apply for: (1) grant funding from the U.S. government to defray costs of clinical trial expenses, (2) tax credits for clinical research expenses and (3) exemption from the FDA's prescription drug application fee. Over the past several years, there has been a surge in rare disease activity due in part to the efforts of advocacy groups, the media, legislation and large pharmaceutical interest. Yet, orphan diseases represent a significant unmet medical need with fewer than 500 drug approvals for over 7,500 rare diseases; clearly demonstrating the necessity for innovation in the development of therapeutics to treat orphan diseases. Our lead effort is the clinical development of CEQ508 to treat FAP, a rare disease for which CEQ508

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received FDA ODD in 2010. Currently, there is no approved therapeutic for the treatment of FAP. In April 2012, we announced the completion of dosing for Cohort 2 in the Dose Escalation Phase of the START-FAP (Safety and Tolerability of An RNAi Therapeutic in Familial Adenomatous Polyposis) Phase 1b/2a clinical trial. We did not proceed with the dosing of Cohort 3 patients as a result of our financial situation but expect to restart the trial and dose Cohort 3 at such time that we have reestablished clinical operations, ensured the stability of the clinical material and complied with all regulatory requirements. In addition, we expect to advance pre-clinical programs in DM1 and DMD through to human proof-of-concept.

Second, we will seek to establish collaborations and strategic partnerships with pharmaceutical and biotechnology companies to generate revenue through up-front, milestone and royalty payments related to our technology and/or the products that are developed using such technology.

In order to protect our innovations, which encompass a broad platform of both nucleic acid-based therapeutic chemistry and delivery technologies, as well as the drug products that may emerge from that platform, we have aggressively built upon our extensive and enabling intellectual property (“IP”) estate worldwide, and plan to continue to do so. As of December 1, 2014, we owned or controlled over 100 issued or allowed patents and approximately 90 pending U.S. and Foreign patent applications, including provisional patent applications, to protect our proprietary nucleic acid-based drug discovery capabilities.

We believe we have successfully created an unique and unparalleled industry-leading nucleic acid-based drug discovery platform, which is protected by a strong IP position and validated through: (1) licensing agreements with Mirna and ProNAi and their respective clinical experience with SMARTICLES; (2) a licensing agreement with Novartis for the CRN technology; (3) a licensing agreement with Tekmira for the UNA technology; (4) licensing agreements with three large international companies (i.e., Roche, Novartis and Monsanto) for certain chemistry and delivery technologies; and (5) our own FAP Phase 1b/2a clinical trial with the TransKingdom RNA™ interference (“tkRNAi”) platform.

General

We were incorporated in the State of Delaware on September 23, 1983. We currently do not maintain any office facilities. Our mailing address is c/o Marina Biotech, Inc., P.O. Box 1559, Bothell, WA 98041, and our telephone number is (425) 892-4322. We maintain an Internet website at www.marinabio.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus for a variety of reasons.

The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional and substantial funding for our company in the future;
•	our ability to attract and/or maintain research, development, commercialization and manufacturing partners;
•	the ability of our company and/or a partner to successfully complete product research and development, including pre-clinical and clinical studies and commercialization;
•	the ability of our company and/or a partner to obtain required governmental approvals, including product and patent approvals;
•	the ability of our company and/or a partner to develop and commercialize products that can compete favorably with those of our competitors;
•	the timing of costs and expenses related to the research and development programs of our company and/or our partners;
•	the timing and recognition of revenue from milestone payments and other sources not related to product sales;
•	our ability to obtain suitable facilities in which to conduct our planned business operations on acceptable terms and on a timely basis;
•	our ability to satisfy our disclosure obligations under the Securities Exchange Act of 1934 and to maintain the registration of our common stock thereunder;
•	our ability to attract and retain qualified officers, employees and consultants on a timely basis as we seek to re-start our research and development activities and other business operations; and
•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits.

We urge investors to review carefully the section of this prospectus entitled “Risk Factors” in evaluating the forward-looking statements contained in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

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USE OF PROCEEDS

We are registering the Shares offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Shares will go to the Selling Stockholders who offer and sell their Shares. We will not receive any part of the proceeds from the sale of such Shares. We may receive proceeds of up to approximately $1.1 million if all of the options are exercised and no cashless-exercise procedure is used. We anticipate that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, options may be exercised for cash.

SELLING STOCKHOLDERS

The Selling Stockholders are persons listed in the table below who have acquired or hereafter may acquire shares of Common Stock pursuant to awards under the 2014 Plan. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her Shares offered by this Reoffer Prospectus.

The table and notes below describe, with respect to each Selling Stockholder, as of December 1, 2014: (a) the name of the Selling Stockholder; (b) his or her relationship to us during the last three years; (c) the total number of shares of Common Stock he or she beneficially owned as of the date of this prospectus; (d) the number of Shares which he or she may offer pursuant to this prospectus; and (e) the amount and the percentage of our Common Stock that he or she would own after completion of this offering, assuming he or she disposes of all of the Shares being offered by him or her pursuant to this prospectus. The information contained in this table and notes may be amended or supplemented from time to time.

	Number of	Number	Number of
	Shares Owned	of Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)
J. Michael French (4)	1,991,310	771,000	1,220,310
President and CEO
Stefan Loren, Ph.D. (5)	247,335	62,000	185,335
Director
Joseph W. Ramelli (6)	269,603	62,000	207,603
Director
Philip C. Ranker (7)	965,053	62,000	903,053
Director
Donald A. Williams (8)	62,000	62,000	-0-
Director
TOTAL: (9)	3,535,301	1,019,000	2,516,301

(1)	Includes shares of Common Stock acquired not pursuant to any employee or director benefit plan (or that may be acquired within sixty (60) after December 1, 2014 (“Presently Exercisable”)), shares of Common Stock underlying options granted pursuant to the 2014 Plan (both Presently Exercisable and not Presently Exercisable), and shares of Common Stock underlying Presently Exercisable options granted pursuant to any employee or director benefit other than the 2014 Plan.

(2)	Includes all shares of Common Stock underlying outstanding options (both vested and unvested) that were granted pursuant to the 2014 Plan as of December 1, 2014.

(3)	Assumes all Shares registered under this prospectus will be sold.

(4)	Includes options to purchase 88,972 shares of Common Stock that are Presently Exercisable, and options to purchase 771,000 shares of Common Stock that are not Presently Exercisable.

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(5)	Includes options to purchase 40,500 shares of Common Stock that are Presently Exercisable, options to purchase 21,500 shares of Common Stock that are not Presently Exercisable, and Presently Exercisable warrants to purchase 4,032 shares of Common Stock.

(6)	Includes options to purchase 40,500 shares of Common Stock that are Presently Exercisable, and options to purchase 21,500 shares of Common Stock that are not Presently Exercisable.

(7)	Includes options to purchase 43,000 shares of Common Stock that are Presently Exercisable, and options to purchase 21,500 shares of Common Stock that are not Presently Exercisable.

(8)	Includes options to purchase 40,500 shares of Common Stock that are Presently Exercisable, and options to purchase 21,500 shares of Common Stock that are not Presently Exercisable.

(9)	Includes options to purchase 253,472 shares of Common Stock that are Presently Exercisable, options to purchase 857,000 shares of Common Stock that are not Presently Exercisable, and Presently Exercisable warrants to purchase 4,032 shares of Common Stock.

None of the Selling Stockholders will own more than one percent of our Common Stock at December 1, 2014 following the sale by such Selling Stockholder of all of his or her Shares of Common Stock registered under this Reoffer Prospectus other than J. Michael French and Philip C. Ranker, who would own approximately 4.7% and approximately 3.5%, respectively, of our Common Stock.

Information regarding each Selling Stockholder’s current relationship with us within the past three years is set forth below.

J. Michael French. Mr. French has served as our Chief Executive Officer since June 23, 2008, as our President since October 1, 2008, and as a member of our Board of Directors since September 11, 2008.

Stefan Loren, Ph.D. Dr. Loren has served as a member of our Board of Directors since August 2012.

Joseph W. Ramelli. Mr. Ramelli has served as a member of our Board of Directors since August 2012.

Philip C. Ranker. Mr. Ranker has served as a member of our Board of Directors since January 2014. Prior to that, he served as our Chief Accounting Officer from September 7, 2011 until September 30, 2011, and then served as our interim Chief Financial Officer and Secretary from October 1, 2011 until December 31, 2013.

Donald A. Williams. Mr. Williams has served as a member of our Board of Directors since September 15, 2014.

The Selling Stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their securities since the date on which the information in the above table is presented. Information about the Selling Stockholders may change from time to time. Information about other persons who may hereafter become Selling Stockholders will be set forth in prospectus supplements or post-effective amendments, if required.

Because the Selling Stockholders may offer all or some of their Common Stock from time to time, and none is obligated to sell any such shares, we cannot estimate the amount of the Common Stock that will be held by the Selling Stockholders after this offering. Also, this prospectus does not include awards that we may grant to the Selling Stockholders in the future. Such shares may subsequently be sold pursuant to this prospectus, as supplemented to reflect the offering of such shares for resale or in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” for further information.

PLAN OF DISTRIBUTION

The Selling Stockholders may resell under this prospectus up to 1,019,000 Shares that have been or may be issued to the Selling Stockholders. The Selling Stockholders may sell the Shares from time to time and may also

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decide not to sell all the Shares they are permitted to sell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the Shares being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:

•	through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our Common Stock as agent but may position and resell the block as principal to facilitate the transaction. Our Common Stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchase of our Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

•	on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	in private sales directly to purchasers.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

The Selling Stockholders may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.

The Selling Stockholders also may loan or pledge Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon a default the broker-dealer may sell the Shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any Shares of a Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Shares may be sold by Selling Stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them

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of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of each such Selling Stockholder and of the participating broker-dealer(s);

•	the number of Shares involved;

•	the price at which such Shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

DESCRIPTION OF COMMON STOCK

The following is a summary of all material characteristics of our Common Stock as set forth in our certificate of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware.

Common Stock

We are authorized to issue up to 180,000,000 shares of common stock, par value $0.006 per share. As of December 1, 2014, 25,832,271 shares of our common stock were issued and outstanding, 8,000,000 unissued shares of common stock were reserved for issuance upon the conversion of outstanding shares of our Series C Convertible Preferred Stock, 21,176,945 unissued shares of common stock were reserved for issuance upon the exercise of outstanding warrants and 1,303,504 unissued shares of common stock were reserved for issuance upon the exercise of outstanding options.

All shares of common stock issued will be duly authorized, fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

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•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	In general, any transaction that results in the issuance or transfer by a corporation of any of its stock to the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Common Stock Listing

Our Common Stock currently is trading on the OTCQB Tier of the OTC Markets under the symbol “MRNA.”.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Common Stock.

LEGAL MATTERS

The validity of the issuance of the common stock described in this prospectus has been passed upon for us by Pryor Cashman LLP, New York, New York. As of December 1, 2014, Pryor Cashman beneficially owned approximately 2.2% of our outstanding common stock.

EXPERTS

The consolidated financial statements of Marina Biotech, Inc. as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, have been included herein in reliance upon the report of Wolf & Company, P.C., independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file

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electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at www.marinabiotech.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act, with respect to certain of the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on August 5, 2014;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on July 22, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, each of which was filed with the SEC on August 7, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, which were filed with the SEC on August 19, 2014, August 19, 2014 and November 14, 2014, respectively;

•	our current reports on Form 8-K, as filed with the SEC on January 3, 2014, February 24, 2014, February 28, 2014, March 11, 2014, May 13, 2014, May 19, 2014, September 19, 2014 and November 17, 2014;

•	the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

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You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Marina Biotech, Inc.

P.O. Box 1559

Bothell, Washington 98041

(425) 892-4322

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You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

1,019,000 Shares

MARINA BIOTECH, Inc.

Common Stock

PROSPECTUS

 December 10, 2014

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Registration Statement the information we have filed with the SEC. The information we incorporate by reference into this Registration Statement is an important part of this Registration Statement. Any statement in a document we have filed with the SEC prior to the date of this Registration Statement and which is incorporated by reference into this Registration Statement will be considered to be modified or superseded to the extent a statement contained in this Registration Statement or any other subsequently filed document that is incorporated by reference into this Registration Statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this Registration Statement, except as modified or superseded.

We incorporate by reference into this Registration Statement the information contained in the documents listed below, which is considered to be a part of this Registration Statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on August 5, 2014;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on July 22, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, each of which was filed with the SEC on August 7, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, which were filed with the SEC on August 19, 2014, August 19, 2014 and November 14, 2014, respectively;

•	our current reports on Form 8-K, as filed with the SEC on January 3, 2014, February 24, 2014, February 28, 2014, March 11, 2014, May 13, 2014, May 19, 2014, September 19, 2014 and November 17, 2014;

•	the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address: Marina Biotech, Inc., P.O. Box 1559, Bothell, WA 98041: Tel. No. (425) 892-4322.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation currently provides that our board of directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. Our Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our board of directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

See Exhibit Index.

Item 9.         Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on the 10th day of December, 2014.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French

Name:	J. Michael French
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints J. MICHAEL FRENCH his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer and
/s/ J. Michael French	a Director (Principal Executive Officer	December 10, 2014
J. Michael French	and Principal Financial Officer)

/s/ Stefan Loren	Director	December 10, 2014
Stefan Loren, Ph.D.

/s/ Joseph W. Ramelli	Director	December 10, 2014
Joseph W. Ramelli

/s/ Philip C. Ranker	Director	December 10, 2014
Philip C. Ranker

/s/ Donald A. Williams	Director	December 10, 2014
Donald A. Williams

EXHIBIT INDEX

Exhibit No.	Description

4.1	The Registrant’s 2014 Long-Term Incentive Plan (filed as Exhibit 10.2 to our Current Report on Form 8-K dated September 15, 2014, and incorporated herein by reference).**

5.1	Opinion of Pryor Cashman LLP. (1)

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)         Filed herewith.

**         Indicates management contract or compensatory plan or arrangement.